UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2024

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 Farmington Road, Mocksville, North Carolina (Address of Principal Executive Office)	27028 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

Regulation A Offering

On September 13, 2024, 22nd Century Group, Inc. (the “Company”) entered into a subscription agreements with certain institutional investors and high net worth individuals (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors 6,100,000 shares (the “Shares”) of Common Stock of the Company at a price of $0.57 per share for gross proceeds to the Company of $3.48 million. The Shares to be issued in the offering were offered at-the-market under Nasdaq rules and pursuant to the Company’s Form 1-A (the “Offering Statement”), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 2, 2024 and qualified on August 13, 2024. The total amount of the Shares sold under the Regulation A offering is 9,720,000 shares. The Shares were not placed through the efforts of a placement agent and no fees or commissions are to be paid on the transaction to anyone.

The Company has the ability, at its election, to raise additional proceeds of up to approximately $15.8 million on the same terms and conditions pursuant to the Offering Statement from time to time. Any additional sales made pursuant to the Offering Statement will be disclosed through subsequent prospectus supplements. Notwithstanding that the Company desires to consummate one or more additional sales in the future, at this time the Company has no such additional oral or written agreements to consummate any such sales, and, as such, we cannot guarantee that any such sales will occur in the future.

Private Placement of Warrants

On September 13, 2024, the Company and the Investors entered into a warrant purchase agreement (the “Purchase Agreement”) relating to the private placement of 12,200,000 warrants to purchase an equal number of shares of common stock (collectively, the “Offering”), at a purchase price of $0.00001 per warrant. The warrants are immediately exercisable at an exercise price of $1.00 per share of common stock, expire five years following the issuance date and are subject to adjustment in certain circumstances, including upon any subsequent equity sales at a price per share lower than the then effective exercise price of such warrants, then such exercise price shall be lowered to such price at which the shares were offered; provided however, that such lower exercise price shall not be effected unless and until the Company has obtained stockholder approval for such adjustment. The net proceeds to the Company expected from the Offering after deducting Company’s estimated offering expenses, are expected to be approximately $122.

The warrants and shares issuable upon exercise of the warrants are being issued in a private placement and are exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof as a transaction not involving a public offering and/or Rule 506 of Regulation D promulgated thereunder. The Company has agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) within 30 days upon the demand of the Investors.

The foregoing summaries of the terms of the Purchase Agreement and warrants are subject to, and qualified in their entirety by, such forms of documents attached hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report related to the warrants and the debentures is incorporated herein by reference.

Item 9.01(d):	Financial Statements and Exhibits.

Exhibit 4.1	Form of Warrant
Exhibit 10.1	Form of Warrant Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Lawrence Firestone
Date: September 13, 2024	Lawrence Firestone
Chief Executive Officer